As filed with the Securities and Exchange Commission on July20, 2015
Registration No. 333-191473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________
UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	75-3241967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, Florida	33701
(Address of Principal Executive Offices)	(Zip Code)
_______________________________
United Insurance Holdings Corp. 2013 Omnibus Incentive Plan
(Full title of the plan)
_______________________________
John Forney
Chief Executive Officer
United Insurance Holdings Corp.
360 Central Avenue, Suite 900
St. Petersburg, Florida 33701
727-895-7737
(Name, address and telephone number, including area
code, of agent for service)
With a copy to: Carolyn T. Long, Esquire Megan A. Odroniec, Esquire Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Phone: (813) 229-2300 Fax: (813) 221-4210
_______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Amendment relating to shares of common stock (acquired or to be acquired pursuant to awards granted under the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan (the “Plan”)) that are defined as "control securities" or "restricted securities" under General Instruction C of Form S-8. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents constituting Part I of this registration statement (this “Registration Statement”) have been or will be sent or given to participants in the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

Up to 213,769 Shares of Common Stock
_______________________________
This prospectus relates to the reoffer and resale from time to time by certain of our stockholders (the “Selling Stockholders”) of up to 213,769 shares of our common stock, $0.0001 par value per share (the "shares"), that may be issued pursuant to the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan (the “Plan”). The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plan may resell restricted securities issued under the Plan up to that amount under this reoffer prospectus without being named herein.
Each Selling Stockholder that sells shares pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.
We have not entered into any underwriting arrangements in connection with the sale of the shares being offered pursuant to this prospectus. Subject to vesting requirements and other limitations imposed under the Plan, the shares offered pursuant to this prospectus may be sold from time to time by the Selling Stockholders or by their permitted pledgees, donees, transferees or other permitted successors in interest in transactions on The NASDAQ Capital Market or on any other stock exchange on which our common stock may be listed at the time of sale or in negotiated transactions at prices related to prevailing market prices, at negotiated prices or at such other prices as such Selling Stockholders may otherwise determine. See "Plan of Distribution."
We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus. We will bear all expenses incurred in connection with the registration of the Shares being offered by the Selling Stockholders. Brokerage commissions and similar selling expenses will be borne by the Selling Stockholders.
Our common stock is listed on The NASDAQ Capital Market under the symbol “UIHC.” On July 17, 2015, the closing price for our common stock on The NASDAQ Capital Market was $16.68 per share.
Investing in shares of our common stock involves risks. You should carefully review the discussion under the heading “Risk Factors” beginning on page 3 of this prospectus. You should carefully read this prospectus together with the documents we incorporate by reference before you invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________________

The date of this prospectus is July 20, 2015.

_______________________________

ABOUT THIS PROSPECTUS
In this prospectus, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.
You should rely only on the information contained in this prospectus or incorporated herein. We have not authorized anyone to provide you with information that is different. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information contained, or incorporated by reference, in this prospectus is accurate only as of the respective date thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents we have referred you to in the section entitled “Incorporation of Documents by Reference.”

PROSPECTUS SUMMARY
This summary highlights selected information about us and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in shares of our common stock. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 3 of this prospectus and the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.
Overview
United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through six wholly-owned subsidiaries: United Property & Casualty Insurance Company, United Insurance Management, L.C., Family Security Insurance Company Inc., Family Security Underwriters, LLC, Skyway Claims Services, LLC (our claims adjusting affiliate) and UPC Re (our reinsurance affiliate). Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we are establishing for our Company.
UPC Insurance is primarily engaged in the homeowners property and casualty insurance business in the United States. We currently write in Florida, Georgia, Louisiana, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina and Texas, and we are licensed to write in Alabama, Connecticut, Delaware, Hawaii, Maryland, Mississippi, New Hampshire, New York and Virginia. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas we believe an opportunity exists for UPC Insurance to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously in Florida since 1999, and has successfully managed its business through various hurricanes, tropical storms and other weather related events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us a competitive advantage as we grow our business in other states facing similar perceived threats.
Corporate Information
In 1999, we formed our original holding company, United Insurance Holdings, L.C., a Florida limited liability company, our original insurance affiliate - United Property & Casualty Insurance Company, and our original management affiliate - United Insurance Management, and conducted operations under that structure until 2004. In 2004, we added our claims adjusting affiliate - Skyway Claims Services, and continued operations under the new structure until we completed a merger with Fund Management Group (“FMG”) Acquisition Corp.
In May 2007, FMG Acquisition Corp, a blank-check company, was incorporated under the laws of Delaware. In September 2008, in a cash and stock transaction, we completed a reverse merger whereby United Subsidiary Corp., a wholly-

owned subsidiary of FMG Acquisition Corp., merged with and into United Insurance Holdings, L.C., a Florida limited liability company, with United Insurance Holdings, L.C. remaining as the surviving entity. In connection with that merger, FMG Acquisition Corp. changed its name to United Insurance Holdings Corp. and became a public operating company trading in the over-the-counter market under the ticker symbol “UIHC.” In April 2011, we founded our reinsurance affiliate - UPC Re. In December 2012, in connection with an underwritten public offering of 5,000,000 shares of our common stock, we applied to list our common stock on The Nasdaq Capital Market. Our application was approved, and our common stock began trading on The Nasdaq Capital Market on December 11, 2012. On February 3, 2015, we acquired Family Security Holdings, LLC and its two wholly-owned subsidiaries, Family Security Insurance Company Inc. and Family Security Underwriters LLC, via merger.
Our principal executive offices are located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, and our telephone number at that location is (727) 895-7737.
You can obtain more information regarding our business and industry by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2015 and the other reports we file with the SEC.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature: anticipated growth in revenues, earnings per share, estimated unpaid losses on insurance policies, investment returns and expectations about our liquidity, and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently known to us. These beliefs, assumptions and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:
•    the regulatory, economic and weather conditions present in the states in which we operate;

•	the impact of new federal or state regulations that affect the property and casualty insurance market;

•	the cost and availability of reinsurance;

•	assessments charged by various governmental agencies;

•	pricing competition and other initiatives by competitors;
•    our ability to attract and retain the services of senior management;
•    the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;
•    our exposure to catastrophic events and severe weather conditions;
•    downgrades in our financial strength ratings; and

•
other factors, risks and uncertainties described in the section entitled “Risk Factors” below and in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the SEC.

When we use words or phrases such as “will likely result,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, as applicable, and except as otherwise required by federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as such risk factors may be amended, supplemented and updated in subsequent reports filed by us with the SEC which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
Risks Related to an Investment in Our Common Stock
Future sales of substantial amounts of our common stock by us or our existing stockholders could cause our stock price to decrease.
We have registered up to $75,000,000 of our securities, which we may sell from time to time in one or more offerings.  Additional equity financings or other share issuances by us could adversely affect the market price of our common stock. Sales by existing stockholders of a large number of shares of our common stock in the public trading market (or in private transactions), or the perception that such additional sales could occur, could cause the market price of our common stock to decrease.
Dividend payments on our common stock in the future is uncertain.
We have paid dividends on our common stock in the past; however, we provide no assurance or guarantee that we will continue to pay dividends in the future. Therefore, investors who purchase our common stock may only realize a return on their investment if the value of our common stock appreciates.
The declaration and payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our profits, financial requirements and other factors, including legal and regulatory restrictions on the payment of dividends from our subsidiaries, general business conditions and such other factors as our Board of Directors deems relevant.
The substantial ownership of our common stock by our officers and directors allows them to exert significant control over us.
Our officers and directors beneficially owned approximately 21% of UPC Insurance at July 20, 2015. Our officers’ and directors’ interests may conflict with the interests of other holders of our common stock and our officers and directors may take action affecting us with which other stockholders may disagree. Our officers and directors, acting together, have the ability to exert significant influence over the following:
•    the nomination, election and removal of our Board of Directors;
•    the adoption of amendments to our charter documents;
•    management and policies; and

•	the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.
Provisions in our charter documents and the shareholder rights plan that we adopted may make it harder for others to obtain control of us even though some stockholders might consider such a development to be favorable.
Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals our stockholders may consider to be in their best interests. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. At a given annual meeting, only a portion of our Board of Directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings, it may entrench our management and discourage unsolicited stockholder proposals that may be in the best interests of our stockholders. Moreover, our Board of Directors has the ability to designate the terms of and issue a new series of preferred stock.
We have also adopted a shareholder rights plan that could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, our Company or a large block of our common stock. A third party that acquires 20% or more of our common stock could suffer substantial dilution of its ownership interest under the terms of the shareholder rights plan through the issuance of common stock to all stockholders other than the acquiring person. In certain circumstances the foregoing threshold may be reduced to 15%.
Together these provisions may make the removal of our management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS
This reoffer prospectus relates to shares of our common stock that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, such shares pursuant to the Plan.
The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of July 20, 2015; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, subject to vesting requirements and other limitations imposed under the Plan, whether or not the Selling Stockholder has any present intention to do so; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholder assuming the sale of all shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.
Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 21,528,973 shares of common stock outstanding as of July 20, 2015. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.
Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plan may resell restricted securities issued under the Plan up to that amount under this reoffer prospectus without being named therein.
The inclusion of information in this reoffer prospectus regarding the shares described below does not necessarily mean that the Selling Stockholders presently intend to sell any or all of the shares so described. Because the Selling Stockholders may sell none, some or all of the shares owned by them that are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. We have assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.
The address of each Selling Stockholder is c/o United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.

Selling Stockholder Name and Position with the Company	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby(14)	Number of Shares Beneficially Owned Following the Offering(15)	Percentage of Shares Beneficially Owned Following the Offering
Greg Branch, Director(1)	2,135,177	80,000	2,055,177	9.55%
Alec Poitevint, Director(2)	900,756	10,000	890,756	4.14%
William Hood, Director(3)	657,533	10,000	647,533	3.01%
Kent Whittemore, Director(4)	265,845	10,000	255,845	1.19%
Kern Davis, M.D., Director(5)	245,038	10,000	235,038	1.09%
John Forney, President, CEO and Director(6)	138,875	28,159	110,716	0.51%
Sherrill Hudson, Director(7)	75,000	10,000	65,000	0.30%
Deepak Menon, VP of Operations and Business Development(8)	56,273	13,834	42,439	0.20%
Brad Martz, CFO(9)	41,605	16,905	24,700	0.11%
Kim Salmon, General Counsel and Chief Legal Officer(10)	41,163	2,037	39,126	0.18%
John Langowski, VP of Claims(11)	14,262	14,262	—	—%
Andy Swenson, Chief Information Officer(12)	11,017	5,350	5,667	0.03%
Judy Copechal, Chief Underwriting Officer(13)	3,302	3,222	80	—%

1.
Includes 1,609,197 shares directly owned by Mr. Branch; 118,588 shares owned by Branch Journey, LLC; and 101,848 shares owned by each of the following four trusts: OC Branch Trust F/B/O Tracy L Drake, OC Branch Trust F/B/O Jennifer L. Branch, OC Branch Trust F/B/O Christina M. Branch and OC Branch Trust F/B/O Overby C. Branch, III. Mr. Branch has voting power over the shares owned by O.C. Branch Trust and by Branch Journey, LLC.

2.
Includes 10,000 shares directly owned by Mr. Poitevint; 444,299 shares directly owned by Mineral Associates, Inc. and 446,457 shares owned by SEM Minerals, LP. Mr. Poitevint has voting and investment power over the securities held by Mineral Associates, Inc. and SEM Minerals, LP.

3.	Includes 10,000 shares held directly by Mr. Hood; 647,533 shares owned by William H. Hood, III Revocable Trust, of which Mr. Hood is the trustee with voting and dispositive control.

4.	Includes 246,227 shares directly owned directly by Mr. Whittemore and 19,618 shares in his spouse's, Kathryn Whittemore, IRA.

5.	Represents 245,038 shares directly owned by Dr. Davis.

6.	Represents 138,875 shares directly owned by Mr. Forney.

7.	Represents 75,000 shares directly owned by Mr. Hudson.

8.	Represents 56,273 shares directly owned by Mr. Menon.

9.	Represents 41,605 shares directly owned by Mr. Martz.

10.	Represents 21,741 shares directly owned by Ms. Salmon and 19,422 shares held by her spouse.

11.	Represents 14,262 shares directly owned by Mr. Langowski.

12.	Represents 11,017 shares directly owned by Mr. Swenson.

13.	Represents 3,302 shares directly owned by Ms. Copechal.

14.	The amounts for each Selling Stockholder assume full vesting of all shares of our common stock issued under the Plan and held by such Selling Stockholder.

15.	Assumes that all shares offered hereby are sold, but no other securities held by the Selling Stockholder are sold.

PLAN OF DISTRIBUTION
Under the Plan, we are authorized to issue up to 1,000,000 shares of our common stock. Subject to vesting requirements and other limitations imposed under the Plan, the Selling Stockholders may offer and sell the shares offered by this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. We have been advised that the Selling Stockholders may effect sales of the shares in one or more of the following transactions:

•	on the NASDAQ Capital Market or any other securities exchange or quotation service that lists or quotes the common stock for trading;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through put or call option transactions relating to the shares or through short sales of shares;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•
loans or pledges of shares to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a Selling Stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a Selling Stockholder and sell the pledged shares, under this prospectus;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.
The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares short and redeliver shares to close out such short positions. In addition, the Selling Stockholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
The Selling Stockholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or sell their shares to broker-dealers acting as principals. If this happens, then broker-dealers may either receive discounts or commissions from the Selling Stockholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. This compensation may be in excess of the compensation customary in the type of transactions involved. If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this prospectus. The Selling Stockholders may agree to indemnify any agent, broker or dealer that participates in sales of shares against liabilities arising under the Securities Act from sales of common stock.
We will pay all registration fees and expenses for the shares offered by this prospectus. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the Selling Stockholders.
The Selling Stockholders and any agent, broker or dealer that participates in sales of shares offered by this prospectus may be deemed “underwriters” under the Securities Act and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of Shares.
Instead of selling shares under this prospectus, the Selling Stockholders may sell shares in compliance with the provisions of Rule 144 under the Securities Act, if available.

In order to comply with applicable securities laws of some states, the shares offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
The Selling Stockholders have advised us that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, if required, we will file a supplement to this prospectus.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successor in interest as a Selling Stockholder under this prospectus.
The Selling Stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus pursuant to Rule 424(b) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee or other successor in interest as a Selling Stockholder under this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Foley & Lardner LLP.

EXPERTS
The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E., Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s website at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our Company since the date hereof.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•    incorporated documents are considered part of this prospectus;
•    we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 25, 2015, including the information in our definitive proxy statement filed with the SEC on April 6, 2015 that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 7, 2015;

•	our Current Reports on Form 8-K filed with the SEC on February 18, 2015, March 3, 2015, March 5, 2015, March 30, 2015, April 29, 2015, May 7, 2015, and May 27, 2015 (as amended on May 27, 2015);

•
the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with the SEC on December 10, 2012, and any amendment or report updating that description; and

•
the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed with the SEC on July 23, 2012, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:
United Insurance Holdings Corp.
Attn: Corporate Secretary
360 Central Avenue, Suite 900
St. Petersburg, Florida 33701
(727) 895-7737
You can also find these filings on our website at www.upcinsurance.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents filed with the SEC by the Company pursuant to the Exchange Act are hereby incorporated herein by reference:

•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 25, 2015, including the information in the Company’s definitive proxy statement filed with the SEC on April 6, 2015 that is incorporated by reference in that Annual Report on Form 10-K;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 7, 2015;

•
The Company’s Current Reports on Form 8-K filed with the SEC on February 18, 2015, March 3, 2015, March 5, 2015, March 30, 2015, April 29, 2015, May 7, 2015, and May 27, 2015 (as amended on May 27, 2015);

•
The description of the Company’s common stock contained in or incorporated into its Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with the SEC on December 10, 2012, and any amendment or report updating that description; and

•
The description of the Company’s preferred share purchase rights contained in its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed with the SEC on July 23, 2012, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated herein by reference.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.        Description of Securities.

Not applicable.
Item 5.        Interests of Named Experts and Counsel.

None.

Item 6.         Indemnification of Directors and Officers.
Second Amended and Restated Certificate of Incorporation (as amended)
The Company’s Second Amended and Restated Certificate of Incorporation (as amended) provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit.
The Company’s Second Amended and Restated Certificate of Incorporation (as amended) further provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the Second Amended and Restated Certificate of Incorporation (as amended).
By-Laws
The Company’s By-Laws provide that the Company shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Company’s By-Laws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
In addition, the Company’s By-Laws provide for the advancement of expenses (including attorneys’ fees) incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof. They also permit the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article IX of the By-Laws.
Liability Insurance
The Company maintains directors’ and officers’ insurance coverage for its directors and officers.
Indemnification Agreements
In addition to the indemnification required in the Company’s Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws, the Company has entered into indemnification agreements with each of its directors. These agreements provide for the indemnification of such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) the Company will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. The Company also agreed, under the indemnification agreements, to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by the Company. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to the Company has ended.
Delaware Law
Section 145 of the DGCL, which was adopted by the Company as described above, provides that a corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation, such as the Company, may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.
Item 7.        Exemption from Registration Claimed.
Not applicable.
Item 8.        Exhibits.
The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.        Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; an

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on July 20, 2015.
UNITED INSURANCE HOLDINGS CORP.

By: /s/ John L. Forney
John L. Forney
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on or before July 20, 2015 in the capacities indicated.

Signature	Title
/s/ John L. Forney John L. Forney	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bennett Bradford Martz Bennett Bradford Martz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
Gregory C. Branch	Chairman of the Board of Directors

*
Alec L. Poitevint, II	Director

*
Kent G. Whittemore	Director

*
Kern M. Davis, M.D.	Director

*
William H. Hood, III	Director

*
Sherrill W. Hudson	Director

* By: /s/ Bennett Bradford Martz
Bennett Bradford Martz
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation (as amended to include the Certificate of Designations, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock of United Insurance Holdings Corp.) (included as Exhibit 3.1 to the Form 10-Q, filed on August 8, 2012, and incorporated herein by reference).

4.2	Bylaws (included as Exhibit 3.3 to the Form S-1 (Registration No. 333-143466), filed on June 4, 2007, and incorporated herein by reference).

4.3
Specimen Common Stock Certificate (included as Exhibit 4.2 to Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-3 (Registration No. 333-150327), filed on December 23, 2008, and incorporated herein by reference).

4.4
Rights Agreement, dated as of July 20, 2012, between United Insurance Holdings Corp. and Continental Stock Transfer & Trust Company, which includes as Exhibit A thereto a summary of the terms of the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares (included as Exhibit 4.1 to the Form 8-A, filed on July 23, 2012, and incorporated herein by reference).

4.5
United Insurance Holdings Corp. 2013 Omnibus Incentive Plan (included as Appendix A to United Insurance Holdings Corp.’s definitive proxy statement on Schedule 14A for the 2013 annual meeting of stockholders held on May 17, 2013 and incorporated herein by reference).

5.1	Opinion of Foley & Lardner LLP (included as Exhibit 5.1 to the Form S-8 (Registration No. 333-191473), filed on September 30, 2013, and incorporated herein by reference).

23.1	Consent of McGladrey LLP.*

23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on the original signature page to this Registration Statement).

* Filed herewith.

E-1